Exhibit 10.10

English Translation

CONTRACT FOR STRATEGIC COOPERATION

Party A: Shanghai SMG Broadband Ltd.

Legal Representative: Zhang Dazhong

Address: 16/F, Side Building, Shanghai Television Tower, No.298, Weihai Road, Shanghai

Party B: CGEN Digital Media Network Co., Ltd.

Legal Representative: Cao Xiaofeng

Address: Room 3293-94, Tower B, City Centre of Shanghai, No.100, Zun Yi Road, Shanghai

This Contract is entered into by and between Party A and Party B through friendly negotiation and based on the principles of equality, friendliness, honesty, credibility and reciprocity, concerning the strategic cooperation between both parties to expand the market of broadband TV in chain stores and shops, with the following terms and conditions:

ARTICLE 1 DEFINITION AND INTERPRETATION

1. For the purpose of this Contract, Party A and Party B shall be individually referred to as “a party” and collectively referred to as “both parties”.

2. For the purpose of this Contract, unless it is otherwise specified in the context, the following terms shall have the meaning defined below:

“third-party customer” shall mean the commercial, dining or other customers, such as restaurants, furniture stores, home electric appliance stores, shopping malls, supermarkets, and convenience store. Party B is responsible for seeking cooperation with such customers and install, set up, operate and run the OPT System in the stores of such customers together with Party A according to this Contract.

“OPT System” shall mean the multimedia information system installed at the location of the third-party customer, which displays audio and video information via internet and display screen of terminals at the business location of the third-party customer. This system is a media used by Party B to release advertisements and other contents.

“Official Launch” shall mean all conditions for normal operation of the OPT System are fulfilled and the System may be operated error-free.

“Force Majeure” shall mean any objective condition that is unforeseeable, inevitable and insuperable, including but not limited to, earthquake, flood and other natural disasters with material destructive power, strike, war and other abnormal social events.

“RMB” shall mean the legal currency of the People’s Republic of China. Unless it is otherwise provided for in this Contract, the currency denominated in payment and account settlement shall be RMB.

“this Contract” shall mean this contract and all supplementary contracts or documents amended, supplemented or updated from time to time, including all schedules and appendices attached hereto.

“Channel” shall mean a channel for third-party customer which is classified based on an industry, such as restaurants, furniture stores, home electric appliance stores, supermarkets and groceries.

3. Reference to “Article” and “Appendix” in this Contract shall mean the reference to the articles of and appendices to this Contract.

4. The headings and indices in this Contract are only for the purpose of convenience and shall not affect the interpretation of any provision of this Contract.

5. Reference to any provision of law in this Contract shall include its amendment, reenactment and accessory provisions.

6. Reference to year, month and day in this Contract shall mean the calendar year, month and day.

ARTICLE 2 METHOD AND CONTENT OF COOPERATION

1. Both parties agree to make strategic cooperation with respect to OPT System through negotiation, where Party B shall open up the broadband TV market among third-party customer and develop, attract investment in, enter into contracts for, operate and maintain OPT System as well as carry out all other “oriental broadband TV” related business activities with OPT system.

2. Party B shall be responsible for development of third-party customers, seeking cooperation with third parties, signing contracts with third parties and installing, setting up, running and operating OPT System in stores of third-party customers.

3. The OPT System will be run on LCD displays. Party B shall be responsible for provision of hardware, equipment and technology required for installation and operation of OPT System and for development, operation, maintenance, installation and running of OPT System.

4. Party B shall be responsible for advertisement, promotion and marketing of the OPT System.

5. When Party B has established business cooperation relationship with any third-party customer, it shall give a written notice to Party A on the name and address of the store operated by such third-party customer. Upon receipt of the notice, Party A shall check and verify the relevant information, then include it in the oriental broadband TV program management and monitoring system and be responsible for providing audio and video program as specified in the Contract.

6. Some audio and video contents in the OPT System will be offered by Party A, and Party B may forward specific requirements on such contents and the contents will be finalized by both parties through negotiation

7. The intellectual property right in the OPT System and the ownership of relevant hardware and equipment relating to the OPT System provided by Party B shall belong to Party B.

8. All contents proposed to be displayed in the OPT System, including all contents offered by Party A, shall be edited and arranged by Party B, so that such contents will be adaptive to the needs of OPT System. After the contents are edited and arranged by Party B, Party B shall submit them to Party A for review. If any content is found to be not in compliance with the conditions for display during the review, such content will not be displayed with consent of Party B.

9. If any advertisement to be displayed on the OPT System is subject to the approval of competent authority, Party B shall submit it to the competent authority for approval.

ARTICLE 3 SCOPE AND TERM OF COOPERATION

1. The term of cooperation between both parties hereunder is three (3) years and seven (7) months, from May 1, 2006 to December 31, 2009;

2. Both parties shall negotiate and decide on whether to continue cooperation and conditions for continuance of cooperation one (1) month prior to the expiration of this Contract. Upon agreement on continuance of cooperation and the conditions thereof, both parties shall sign a separate cooperation contract.

ARTICLE 4 DISTRIBUTION OF PROCEEDS

1. It is agreed that all advertisement income received from OPT System shall be directly collected by Party B and the cost of channels shall be paid to Party A as distribution of cooperation proceeds (“cooperation fees”)

Both parties shall otherwise conclude contract according to the specific conditions of channels in use, to specify the number of channels and the cost of each channel.

2. Party B shall distribute cooperation fees to Party A.

1) Party B has paid the initial cost of channels to Party A upon effectiveness of this Contract;

2) Party B shall pay 25% of the second installment for costs of channels on December 10, 2007, April 10, 2008, July 10, 2008 and October 10, 2008, respectively; and shall pay 25% of the third installment for costs of channels on January 10, 2009, April 10, 2009, July 10, 2009 and October 10, 2009, respectively.

3. Party A shall issue a valid invoice to Party B within seven (7) days upon receipt of the payment from Party B.

4. All taxes arising from the business activities of both parties shall be paid by each party respectively, according to the relevant tax laws and regulations.

ARTICLE 5 RIGHTS AND OBLIGATIONS OF PARTY A

1. Party A hereby undertakes that it has the lawful qualification or authorization to operate the broadband TV business, agrees Party B to develop, attract investment in advertisement business, run and operate the OPT System and agrees that Party B may negotiate and sign contract with any third-party customer regarding cooperation in the said business. During Party B’s business operations, Party A shall be responsible for handling all qualification issues not caused by Party B’s operations beyond its authorization, with respect to broadband TV business cooperation.

2. Party A agrees that it shall produce, review, provide and display the non-advertisement contents required by the OPT System according to the requirements of Party B, and shall ensure the lawfulness of all such contents. Party A shall be fully and solely liable for any dispute arising from the contents it provided hereunder.

3. Party A is entitled to transmit, store and display the contents with OPT System in cooperation purpose under this Contract.

4. Party A is entitled to review the contents displayed with OPT System.

4. During the term of this Contract, Party A undertakes that it will not cooperate with any third party whose business is competitive with Party B’s, in any project or business with the same form and content specified herein, to ensure the benefits of both parties in the cooperation hereunder will not be impacted.

ARTICLE 6 RIGHTS AND OBLIGATIONS OF PARTY B

1. Party B shall provide photocopies (affixed with its official seal) of valid certificates to prove that it has qualification to operate business, including its business license and license for advertisement business operation;

2. Party B shall timely distribute cooperation fees to Party A in accordance with this Contract.

3. Party B shall be responsible for installation, design and maintenance of the OPT System and pay all costs and expenses incurred therefrom.

4. Party B shall be responsible for handling the formalities for application of relevant advertisement and pay the relevant costs and expenses, and shall carefully comply with the applicable laws and regulations regarding the advertisement business. In case of any dispute arising from any illegal content in the advertisement provided by Party B, it shall be resolved by Party B.

5. During the business operation of Party B, it shall conduct regular inspection and maintenance on the advertisement facility of OPT System, ensure its equipment conform to the safety standards and ensure the safety and sanitation of its equipment. In case of any dispute or any penalty imposed by the relevant department due to incompliance with any safety standards, Party B shall be fully and solely liable for such dispute or penalty.

6. During the period of construction and operation of the OPT System, if any personal injury or property damage occurs to any third party due to Party B’s fault or any problem in the quality of advertisement facility, the relevant economic and legal liabilities shall be undertaken by Party B and Party A will not be liable therefore.

7. Party B is entitled to seek cooperation from third-party customers in the name of partner of oriental broadband TV business and Party A shall give assistance and support.

8. When Party B has entered into the substantial negotiation with any third-party customer, Party B shall promptly give a notice to Party A. In case of any additional channel, both parties shall otherwise conclude individual contract regarding the cost of such additional channel.

9. During the term of this Contract, Party B shall not cooperate with any third party whose business is competitive with Party A’s in any project or business with the same form and contents specified herein with whatever cause or by whatever means, to ensure the benefits of both parties in the cooperation hereunder will not be infringed.

ARTICLE 7 SHARING CUSTOMER RESOURCES

1. It is agreed that the each party may promote and market advertisement business as an agent for the other party, to realize the sharing of customer resources based on mutual cooperation.

2. Party A agrees to grant a most favorable discount to Party B when Party B is releasing advertisements on Party A’s new media.

3. Party B agrees to grant a most favorable discount to Party A when Party A is releasing advertisements on Party B’s all media resources.

If there is any specific requirement on the content of advertisement from any third party, such requirement shall be fulfilled in priority.

4. The specific method for advertisement release as mentioned in this Article 7 shall be otherwise agreed upon by both parties in a separate contract.

ARTICLE 8 LIABILITIES FOR BREACH OF CONTRACT

1. If Party B violates this Contract and fails to pay cooperation fees to Party A on schedule, it shall pay liquidated damages to Party A at 1‰ of the default amount on daily basis. If the period of default is excessive of three (3) months, Party A may terminate this Contract by giving a notice to Party B.

2. If Party A violates this Contract and fails to provide cooperation certification or carry out the display content according to the agreement between both parties, it shall pay liquidated damages to Party B at 10% of cooperation fees and Party B may deduct such liquidated damages from the cooperation fees distributable to Party A.

3. Either party fails to perform any other obligation hereunder shall indemnify the other party against all damages, losses and legal liabilities arising therefrom.

ARTICLE 9 EARLIER TERMINATION AND RENEWAL

1. During the term of this Contract, Party A may terminate this Contract, provided that it has sent a written notice to Party B one month in advance and it has obtained the consent from Party B. If Party B refuses to terminate this Contract, Party A shall continue performance of this Contract till expiration of this Contract.

2. During the term of this Contract, Party B may terminate the cooperation, provided that it has sent a written notice to Party A one month in advance and it has obtained the consent from Party A. If Party A refuses to terminate this Contract, Party B shall continue performance of this Contract till expiration of this Contract.

3. If any contract signed by Party B with its customers does not expire upon expiration of this Contract, Party B shall continue providing maintenance services to its customers and all incomes from such services shall be distributed between both parties according to the individual contract regarding cost of channel.

4. If either party wishes to continue cooperation after expiration of this Contract, , it shall give a notice to the other party one month prior to expiration of this Contract, and both parties may renew this Contract through negotiation. Party B is entitled to a right of priority in selection of partners in cooperation under the equivalent conditions.

5. If either party intends to amend any provision hereof during the term of this Contract, it shall give a notice to the other party at least thirty (30) days in advance and both parties shall enter into a supplementary agreement to make such amendment through negotiation.

6. If there is any discrepancy between this Contract and other contract signed between both parties with respect to the effective term, the contract with longer effective term shall prevail.

ARTICLE 10 CONFIDENTIALITY

1. Both parties shall keep confidentiality of the contents hereof, and shall not disclose any content hereof to any third party in whatever forms without consent of the other party; otherwise, the other party may terminate this Contract, and the breaching party shall pay a sum of RMB 50,000 to the non-breaching party as a penalty. This restriction is not applicable to disclosure of this Contract as required by relevant securities and exchange market, in the approval and filing process of the relevant government agency or the investigation or review process of the judicial department.

2. Neither party may use any trade secret received from the other party, including but not limited to any business information, consulting information and customer information, or provide it to any third party for use or disclose it to any third party in whatever forms, without the written consent of the other party; otherwise, the other party may terminate this Contract and the party breaching this obligation shall pay a sum of RMB 50,000 to the non-breaching party as a penalty and shall indemnify the non-breaching against all economic losses and damages.

ARTICLE 11 FORCE MAJEURE

1. If the performance of this Contract is frustrated due to any event of force majeure (including but not limited to earthquake, fire or any other natural disaster) during the term of this Contract, the performance of this Contract shall be automatically suspended from the date of such force majeure. Both parties shall make all reasonable efforts to mitigate the consequence resulting from such event upon occurrence of the same. If the performance of this Contract can be resumed after the event of force majeure ends, both parties shall continue to perform this Contract and the term of this Contract shall be extended automatically, and both parties shall not be liable to each other therefore, provided that the influenced party shall provide certificate evidencing the event of force majeure to confirm the beginning time. For any cooperation fees has paid by Party B to Party A but the same has not been earned during the term of this Contract, Party A shall refund the such amount to Party B.

2. If both parties are unable to perform this Contract due to any other specific cause (such as change in any national law, policy or government order), both parties may postpone performance of this Contract or terminate this Contract with an agreement through negotiation and both parties will not be liable to each other. For any cooperation cost has paid by Party B to Party A but the same has not been earned during the term of this Contract, Party A shall refund the such amount to Party B.

ARTICLE 12 NOTICE AND DELIVERY

1. Any notice between both parties, whether sent by mail, fax or email, shall be in written forms, if such notice involves the rights or obligations of both parties. The address of each party listed in this Contract is also the mailing address of each party to receive notice, unless it is otherwise agreed by both parties in written forms.

2. For any notice sent to the address of the receiving party, if it is sent by mail, it shall be deemed as duly delivered on the third day (not Saturday, Sunday or public holiday) after the date indicated on the receipt of the post office; if it is sent by fax or email, it shall be deemed as duly delivered upon confirmation of the receiver.

ARTICLE 13 SETTLEMENT OF DISPUTE

Any dispute arising from performance of this Contract between both parties during the term of this Contract shall be settled through friendly negotiation. In case no settlement can be reached, either party may institute a lawsuit with the competent people’s court with its jurisdiction over the place where the Party B is situated.

ARTICLE 14 EFFECTIVENESS AND SUPPLEMENTARY PROVISIONS

1. The contract shall become effective upon the execution and seals of the legal representatives or authorized representatives of both parties. The Contract shall replace the Strategic Cooperation Agreement (“Former Contract”) signed by both parties on December 12, 2006 and it shall be applied retroactively from the commencement of cooperation.

2. Any issue not covered hereunder may be further negotiated, completed and supplemented by both parties, and all documents regarding further agreement between both parties shall be deemed as the attachments hereto and shall have the equal legal force as this Contract.

3. The Commission Contract entered into according to Paragraph 1, Article 4 hereof shall be deemed as a necessary supplement agreement attached hereto and shall have the equal legal force as this Contract.

4. Any amendment to or medication of this Contract shall become effective only as of being confirmed and signed by both parties in written forms.

5. This Contract shall be made and executed in four (4) counterparts, two (2) for each party hereto respectively, which shall have equal legal force.

Party A: Shanghai SMG Broadband Ltd. (Seal)

Date:

Party B: CGEN Digital Media Network Co., Ltd. (Seal)

Date:

COOPERATION CONTRACT

Party A: Shanghai SMG Broadband Ltd.

Legal Representative: Zhang Dazhong

Address: 16/F, Side Building, Shanghai Television Tower, No.298, Weihai Road, Shanghai

Party B: CGEN Digital Media Network Co., Ltd.

Legal Representative: Cao Xiaofeng

Address: Room 3293-94, Tower B, City Centre of Shanghai, No.100, Zun Yi Road, Shanghai

According to the Contract for Strategic Cooperation entered into by both parties, this Contract is entered into by and between Party A and Party B through negotiation, whereby Party A and Party B cooperate to develop oriental broadband TV market and operate the OPT System in catering industry (Channel), with the terms and conditions as follows:

ARTICLE 1 Party A has the lawful qualification and authorization to operation Broadband TV business and hereby agree Party B to develop oriental broadband TV market and operate the OPT System in catering industry (Channel).

ARTICLE 2 The rights under the cooperation arrangement includes but not limited to invite advertisement in, negotiating business and concluding agreements with respect to the OPT System, carrying out all business activities, (including installation, operation and maintenance of the system) and collecting the operating incomes.

ARTICLE 3 Party A shall assist Party B in operating business, and shall settle all issues relating to the qualification of broadcast TV business operation when Party B is carrying out business activities, unless such issues are caused by Party B’s activity beyond its cooperation arrangement without authorization.

ARTICLE 4 Party B shall pay the cost of the Channel in accordance with the Contract for Strategic Cooperation signed by both parties and pursuant to the following rules: RMB 2,500,000 for the first installment from May 1, 2006 to December 31, 2006; RMB 4,000,000 for the second installment from January 1, 2007 to December 31, 2008; and RMB 6,000,000 for the third installment in the whole year of 2009. The cost of the Channel shall be calculated from the date when the OPT System is officially launched.

ARTICLE 5 The term of this Cooperation Contract shall be three years and seven months, as from May 1, 2006 to December 31, 2009.

ARTICLE 6 The term of contract signed by Party B and its customers shall not exceed the term of this Contract signed by both parties. If the term thereof exceeds the term of this Contract due to any special cause, Party B shall continue providing maintenance services to its customers and shall pay additional cost of the Channel to party A according to the agreement otherwise entered into by both parties.

ARTICLE 7 This Contract is supplementary to the Contract for Strategic Cooperation signed by both parties, and shall replace the commission contract concluded by both parties for the same subject matter. Any issue not covered herein shall be subject to the Contract for Strategic Cooperation.

ARTICLE 8 This Contract shall be made and executed in four (4) counterparts, two (2) for each party hereto respectively, which shall have equal legal force.

ARTICLE 9 This Contract shall become effective as of the date when the same is signed and sealed by both parties hereto and it shall be applied retroactively from the commencement date of the term set forth in Article 5 hereof.

Shanghai SMG Broadband Ltd. (Seal)

/s/

CGEN Digital Media Network Co., Ltd. (Seal)

/s/

Date: